SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 1, 2007
(Date of earliest event reported)

CARSUNLIMITED.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code  (212) 986-0886
_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2007 we entered into a Secured Line Of Credit Agreement (“Credit Agreement”) with Fursa Alternative Strategies, LLC (“Lender”), allowing the Company to draw upon a $3,000,000 line of credit with a Maturity Date of 1 year from the date of the Agreement, which may be extended for an additional 3 months. A copy of the Credit Agreement is filed as Exhibit 4.1 to this report and is incorporated in its entirety.  The following description of the terms and conditions of the Credit Agreement is modified and supplemented by such reference.

Fursa Alternative Strategies, LLC was previously known as Mellon U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P. which were parties to a Securities Purchase Agreement with Company dated August 9, 2006, as amended. To the extent that Lender had to consent to the new Credit Agreement, such consent was secured.

The per annum base Interest Rate applicable in each month that advances are drawn down or outstanding pursuant to the Credit Agreement is equal to the three month LIBOR rate as published on the first date of such month in the “Money Rates” section of The Wall Street Journal (rounded up or down to the nearest one-sixteenth of one percent) plus 700 basis points (7.0%). Upon a default under the terms of the Note, the Interest Rate would increase by 4%.

In addition, we granted the Lender a secured interest in all of our assets, on an equal basis to the security interest granted Lender under the agreements of August 9, 2006, as amended.

In conjunction with the Credit Agreement, the Company granted warrants to each of Lender and Sagamore Hill Capital, LLC, an affiliate of the Lender (“Sagamore”), to purchase respectively, forty-eight million eight hundred four thousand four hundred and twenty four (48,804,424) shares of our common stock (the “Warrants”). The Warrants are exercisable for five years from the date of issuance at an initial exercise price equal to $0.055 per share subject to adjustment under certain events.

In the event that Lender does not secure certain purchase order(s) on or prior to March 31, 2007, the applicable Interest Rate after such date shall increase by 2% and the Company shall issue to each of the Lender and Sagamore additional warrants (collectively, the “Additional Warrants”) to purchase shares of the Company’s common stock representing in aggregate 48,804,424 shares at an initial strike price of $0.055 per share subject to adjustment under certain events, exercisable for five years from the date of issuance.

Where Company does secure such purchase orders on or prior to June 30, 2007, 25% of the total number of initial Warrants issued shall be automatically redeemed by the Company for no additional consideration. Upon the expiration or termination of the credit facility under the Agreement, whichever occurs first, the Company has the option to purchase 25% of the total number of initial Warrants issued at an aggregate purchase price of $250,000.

In addition to other obligations as are standard to an agreement such as the Credit Agreement, the Company agreed (i) to certain operational obligations, (ii) to appoint a Chief Operating Officer on or prior to April 30, 2007, subject to prior approval by the Lender, which approval shall not be unreasonably withheld and (iii) to appoint a representative of Lender to the Board of Directors of Company. In furtherance of the Credit Agreement, Michael W. Hawthorne, an affiliate of Lender, was appointed a member of our Board of Directors.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

By written consent of the Board of Directors effective on February 1, 2007, the Company increased the size of the Board of Directors to 7 Directors.

(1) Each of the following individuals was elected to serve as directors on February 1, 2007: Ed Bond, Robin Bartosh, Thomas Coyle, Tedd Thomas and Michael W. Hawthorne.

(2) There are no agreements related to the appointments other than the appointment of Mr. Hawthorne satisfied an obligation of Company to appoint a representative of Lender to the Board. See Item 1.01 above.

(3) No determination of committee obligations for the Directors has been made.

(4) As an affiliate of Lender, Mr. Hawthorne has been directly involved in the transactions between Lender and the Company, which are the Credit Agreement dated February 1, 2007 and Securities Purchase Agreement with Company dated August 9, 2006, both described in Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.

4.1           Secured Line of Credit Agreement dated February 1, 2007.
4.2  Form of Note.
4.3  Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARSUNLIMITED.COM, INC.
Date: February 7, 2007
By: /s/ Geoffrey Donaldson

Geoffrey Donaldson
Chief Executive Officer